UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2015 (March 6, 2015)
THE J.G. WENTWORTH COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-36170	46-3037859
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 King of Prussia Road, Suite 501, Radnor, Pennsylvania		19087-5148
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (484) 434-2300

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other events.

On March 10, 2015, The J.G. Wentworth Company (the “Company”) announced that it has entered into a stock purchase agreement to acquire WestStar Mortgage, Inc., a privately-held residential mortgage company specializing in direct-to-consumer lending, for $54 million in cash and the Company’s Class A Common Stock, with a minimum of 75% of the transaction in cash. The stock purchase agreement was executed as of March 6, 2015. A copy of the related press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein.

This information shall not be deemed to be incorporated by reference into any filing of the registrant under the Securities Act of 1933 or the Exchange Act regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated March 10, 2015 issued by The J.G. Wentworth Company

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE J.G. WENTWORTH COMPANY

By:	/s/ Stephen A. Kirkwood
	Name:	Stephen A. Kirkwood
	Title:	Executive Vice President & General Counsel

Dated: March 11, 2015

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated March 10, 2015, issued by The J.G. Wentworth Company